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Brian McAdams
Chairman and Chief Executive Officer
Direct Dial: 215/772-5082
Fax:         215/772-5013


                                                                  April 13, 1995


Mr. John J. Turchi, Jr.
1700 Walnut Street
Philadelphia, PA 19103

     Re:   Certain Agreements with National Media Corporation

Dear Mr. Turchi:

     This letter is intended to set forth the terms of certain agreements which National Media Corporation (the "Company") has today reached with you and Mergren Associates ("Mergren").

     1. Settlement of ValueVision Litigation.

     (a) Reference is made to the case of National Media Corporation and John J. Turchi, Jr. v. ValueVision International, Inc. ("ValueVision"), Robert L. Johander and Mark A. Payne, currently pending in the United States District Court for the Eastern District of Pennsylvania at No. 94-CV-2500 (the "ValueVision Litigation"). The parties to the ValueVision Litigation have concluded negotiations for the settlement thereof and the release of all claims and counterclaims asserted therein, and they have prepared a Settlement Agreement, a copy of which previously has been provided to you and is attached hereto as Exhibit "A" (the "ValueVision Settlement Agreement").

     (b) By your execution and delivery of this letter agreement, you hereby acknowledge your receipt and approval of the ValueVision Settlement Agreement. You further expressly confirm and agree that you will:

          (1) execute and deliver the ValueVision Settlement Agreement concurrently with the execution thereof by all other parties thereto;

          (2) cause your counsel to execute and deliver a stipulation and order of dismissal dismissing with prejudice all claims and counterclaims among you, ValueVision, Robert L. Johander and Mark A. Payne asserted in the ValueVision Litigation (the date on which your counsel shall have executed such stipulation of dismissal and all parties to the ValueVision Litigation shall have executed and delivered the ValueVision Settlement Agreement being hereinafter referred to as the "Execution Date");



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John J. Turchi, Jr.
April 13, 1995
Page 2




          (3) vote (or cause to be voted) all shares of the Company's stock which you own or otherwise control in favor of (i) the Telemarketing, Production and Post-Production Agreement dated as of the Execution Date between the Company and ValueVision (the "Telemarketing Agreement") and the issuance of warrants for shares of the Company's common stock thereunder,
     (ii) the Joint Venture Agreement dated as of the Execution Date between the Company and ValueVision, and (iii) all other transactions contemplated by such agreements and by the ValueVision Settlement Agreement, to the extent that shareholder approval thereof is required; and

          (4) in the event that the Telemarketing Agreement is not approved by the Company's shareholders, affirmatively support and cooperate fully with, and take no action in opposition to, any other agreement or agreements which the Company, ValueVision and the other parties to the ValueVision Litigation may propose for and in connection with the settlement of the ValueVision Litigation, so long as such agreement(s) do not require you to pay or otherwise contribute any money or other property.

     2. Amendment of Consulting Agreement. Reference is hereby made to the consulting agreement between the Company and you dated December 21, 1994 (the "Consulting Agreement"). Effective upon the Execution Date, the Consulting Agreement shall be deemed amended in the following particulars:

          (a) Paragraph 2 of the Consulting Agreement (regarding compensation for consulting services) shall be deemed amended such that:

               (1) the Company shall pay you the sum of $277,500 upon the Execution Date;

               (2) subject to the continued faithful observance of your obligations under the Consulting Agreement, the Company shall pay you the sum of $500 on the twentieth day of each month during the period from April 20, 1995 through December 20, 1997, inclusive.

               (3) the payments referred to in subparagraphs (1) and (2) above, plus those payments previously made by the Company under Paragraph 2 of the Consulting Agreement for the months January through March, 1995 (receipt of which you hereby acknowledge) shall be in lieu of all other payments called for under the Consulting Agreement.

          (b) The Consulting Agreement shall be deemed amended by the addition thereto of the following new Paragraph 4:

          "4. During the term of this consulting agreement, you agree to (and to cause your representatives to) affirmatively support and cooperate fully with all, and take no action whatsoever in opposition to any, actions which the Company may take in connection with the settlement of all litigation and administrative proceedings to which the Company is a party as of April 13, 1995 (including, without limitation, the cases specifically referred to in Paragraph 5 of the letter agreement between you and the Company dated on or about April 13, 1995), so long as such actions do not require you to pay or otherwise contribute any money or other property."


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John J. Turchi, Jr.
April 13, 1995
Page 3




          (c) Paragraph 3 of the Consulting Agreement (regarding noncancellability thereof) is hereby amended and restated in its entirety as follows:

          "3. Absent a determination by a court of competent jurisdiction that you have breached any of the covenants set forth in Paragraph 4 hereof, this consulting agreement may not be cancelled by the Company prior to the expiration of the thirty-six month consulting period specified herein."

     3. Exercise of Early Lease Termination Right.

          (a) Reference is hereby made to the Lease dated February 25, 1992 by and between Mergren and the Company, as amended by that certain Amendment No. 1 dated May 10, 1993 by and between Mergren and the Company (the "Lease"). This letter agreement shall constitute due notice, in accordance with Section 29(b) of the Lease, of the Company's election to terminate the Lease and all obligations of the parties thereunder at the end of the fifth year of the term thereof (i.e., effective October 31, 1997). On the Execution Date, the Company shall pay to Mergren the sum of $219,738.12, constituting the early termination fee required under Section 29(b) of the Lease. Upon payment of such amount, the Company shall be deemed to have duly exercised its right of early termination of the Lease effective as of October 31, 1997, and both the landlord and tenant under the Lease shall be relieved of all their obligations under the Lease from and after October 31, 1997, excepting only those which expressly survive termination.

          (b) Absent any event of default in the future thereunder, the Lease shall be and remain valid and in full force and effect as of the date hereof and until such effective date of termination. Moreover, the parties hereby acknowledge and agree that no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default by either landlord or tenant under the Lease. In addition, upon the Execution Date, Mergren and the Company shall be deemed to have resolved all disputes concerning (i) the aggregate number of rentable square feet contained in the demised premises under the lease, and
     (ii) the amount of minimum rent and additional rent due and owing by the Company under the Lease as of the Execution Date as the result of any error in the measurement of the rentable square feet contained in the demised premises, it being hereby agreed that the annual minimum rent shall be as set forth in Section 3(a) of the Lease (as amended by Amendment No. 1 dated May 10, 1993 referred to above). Furthermore, as of the Execution Date, Mergren and the Company shall each be deemed to have hereby expressly waived any and all claims arising under the Lease prior to and including the Execution Date which each may now or hereafter have, including, without limitation, all claims for unpaid rent and all claims with respect to the due execution, effectiveness or validity of the Lease (and, in particular, Amendment No. 1 dated May 10, 1993, referred to above).



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John J. Turchi, Jr.
April 13, 1995
Page 4




          (c) Notwithstanding anything contained in this letter agreement or the Lease to the contrary, following any future default by the Company under the Lease, Mergren shall have the right (in addition to all other remedies provided for in the Lease), after not less than ten (10) business days written notice to the Company designating its intention to invoke this remedy, to confess judgment against the Company for (i) rent and all other charges, payments, costs and expenses payable under the Lease (but excluding the early termination fee paid pursuant to Paragraph 3(a) hereof) through the expiration of the term thereof (i.e., October 31, 1997), and
     (ii) possession of the demised premises. Accordingly, effective as of the Execution Date, the following provisions shall be deemed added to the Lease as Section 14(j) thereof:

               "(j) Amicable Actions. If rent and/or any charges, payments, costs or expenses payable to Landlord are not paid when due, Tenant empowers any Prothonotary, Clerk or attorney of any court of record, after not less than ten (10) business days written notice to Tenant designating Landlord's intention to invoke this remedy, to appear for Tenant in any and all actions which may be brought for rent and/or the charges, payments, costs and expenses reserved as rent, or agreed to be paid by Tenant, and to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of rent or other charges or expenses, and in said suits or in said amicable action or actions to confess judgment against Tenant for all or any part of the rent specified in this Lease and then unpaid including, at Landlord's option, the rent for the entire unexpired balance of the term (i.e., through October 31, 1997) and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by Tenant, and for interest and costs, together with an attorney's commission of ten percent (10%). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rent and/or other charges, payments, costs or expenses shall be due or be in arrears, and such powers may be exercised as well after the expiration of the term.

               When this Lease shall be determined by condition broken, at any time during the term and also when and as soon as the term shall have expired, it shall be lawful for and Tenant hereby empowers any attorney as attorney for Tenant, after not less than ten (10) business days written notice to Tenant designating Landlord's intention to invoke this remedy, to file an agreement for entering in any competent court an amicable action in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Demised Premises, for which this Lease shall be his sufficient warrant, whereupon, if Landlord so desires, a writ of execution or possession may issue forthwith, without any writ or proceedings whatsoever; and provided that if for any reason after such action


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John J. Turchi, Jr.
April 13, 1995
Page 5




          shall have been commenced the same shall be determined and the possession of the Demised Premises remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession of the Demised Premises.

               In any amicable action of ejectment and/or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding."

          (d) To the extent that any of the terms and conditions of the Lease conflict or are inconsistent with the terms and conditions of this letter agreement, the terms and conditions of this letter agreement shall govern and control such other provisions.

     4. Attorney's Fees.

          (a) On the Execution Date, the Company shall pay you the sum of $50,000, constituting reimbursement in full of all legal fees and associated costs incurred by you personally in connection with (i) the ValueVision Litigation, and (ii) the legal matters described in Paragraph 5 herein (collectively, the "Legal Matters").

          (b) The Company shall have no other or further obligation to advance, reimburse or otherwise pay legal fees or costs which you may incur in respect of the Legal Matters, and you hereby expressly waive any and all claims which you may now or hereafter have for payment or reimbursement of such fees or costs (provided, however, that the Company shall continue to provide you with legal representation in the cases specifically identified in Paragraph 5 hereof by the counsel identified in such paragraph).

          (c) You further hereby agree to indemnify, defend and hold harmless the Company, its affiliated companies and their respective officers, directors, shareholders, employees, successors and assigns from and against any and all claims for legal fees and associated costs arising from or in connection with the rendition of legal services to you personally in connection with the Legal Matters, including, without limitation, any and all claims which may be asserted by Spector, Gadon and Rosen (but


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John J. Turchi, Jr.
April 13, 1995
Page 6



     excepting claims for legal fees and costs incurred on your behalf in the cases specifically identified in Paragraph 5 hereof by the counsel identified in such paragraph).

     5. Settlement of Other Litigation. You hereby acknowledge and agree that you will (and you will cause your representatives to) affirmatively support and cooperate fully with all, and take no action whatsoever in opposition to any, efforts which the Company may take to settle and resolve pending litigation and administrative proceedings to which the Company is a party, including, without limitation, the following pending cases: (i) the ValueVision Litigation; (ii) In re National Media Corporation Shareholders Litigation presently pending before the Delaware Chancery Court at Consolidated Civil Action No. 13339; (iii) Lachance v. Harrington et al., presently pending before the U.S. District Court for the Eastern District of Pennsylvania at 94-CV- 4383; (iv) Efron et al. v. Harrington et al., presently pending before the U.S. District Court for the Eastern District of Pennsylvania at 94-CV-6800; (v) In re National Media Securities Litigation presently pending before the U.S. District Court for the Eastern District of Pennsylvania at 93-CV- 2977; and (vi) Campbell v. National Media Corporation and John J. Turchi, Jr., presently pending before the U.S. District Court for the Eastern District of Pennsylvania at Civil Action No. 94-4590; provided, however, that your obligations hereunder with respect to the cases identified in subclauses (ii)--(iv) above are subject to settlement of those cases on the terms summarized in the letter of Willkie, Farr and Gallagher dated April 12, 1995 attached hereto as Exhibit "B," or on terms not substantially more onerous to the defendants in such litigation than the terms summarized in such letter. You further hereby acknowledge and consent to being personally represented by Willkie, Farr and Gallagher in the cases noted in subclauses (i)--(iv) above, by Klehr, Harrison, Harvey, Branzburg and Ellers in the case noted in subclause (v) above, and Duane, Morris and Heckscher in the case noted in subclause (vi) above.

     6. Employment Agreement. Reference is made to the Employment Agreement between you and the Company dated as of September 23, 1993 (the "Employment Agreement"). Except for the obligations of the Company under Section 6(c) of the Employment Agreement (with respect to the filing and maintenance of the effectiveness of a registration statement on Form S-8 covering the stock options referred to in the Employment Agreement), the Employment Agreement shall in all other respects hereby be deemed null and void. The Company further hereby agrees to cause such registration statement to be filed within 90 days of the date of this letter agreement.

     7. Further Actions. You hereby agree to execute such additional documents and to perform all such other and further acts as may be necessary or desirable to carry out the purposes and intents of this letter agreement.

     8. Entire Agreement. This letter agreement, plus the ValueVision Settlement Agreement, the Consulting Agreement and the Lease, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether


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John J. Turchi, Jr.
April 13, 1995
Page 7




written or oral, between them with respect to the subject matter hereof and thereof. Each party has executed this letter agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein. Each party acknowledges that (i) it has carefully read this letter agreement;
(ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof; (iii) the meaning and effect of the various terms and provisions hereof have been fully explained to it by such counsel; (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this letter agreement and the transactions contemplated hereby; and (v) it has executed this Agreement of its own free will, intending to be legally bound hereby.

     9. Binding Effect. This letter agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     10. Governing Law. This letter agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.

     11. Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this letter agreement.

     12. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     13. Interpretation and Construction. This letter agreement has been fully and freely negotiated by the parties hereto, shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.



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John J. Turchi, Jr.
April 13, 1995
Page 8




     If the foregoing accurately reflects your understanding of our agreements, please sign this letter agreement on your behalf personally and on behalf of Mergren Associates where indicated below.

                                   Sincerely,

                                   s/ Brian McAdams

                                   Brian McAdams
                                   for NATIONAL MEDIA CORPORATION

ACCEPTED AND AGREED AS OF
THE DATE INDICATED ABOVE:

s/ John J. Turchi, Jr.
- ---------------------------------
   John J. Turchi, Jr.

MERGREN ASSOCIATES
s/ John J. Turchi, Jr,
By:______________________________
   John J. Turchi, Jr.



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     The following is a summary of all omitted Exhibits to the foregoing letter agreement.

     Exhibit A ValueVision Settlement Agreement (filed as Exhibit 10.1 to the Form 8-K).

     Exhibit B Letter of Willkie, Farr & Gallagher dated April 12, 1995


     The Registrant hereby agrees to furnish supplementally to the Commission a copy of Exhibit B upon request of the Commission.